Exhibit 10.1

R1 RCM Inc.
401 N Michigan Avenue, Suite 2700
Chicago, IL 60611

March 6, 2019

Mr. Joseph Flanagan

Re: Amendment No. 2 to Offer Letter
Dear Joe:

Reference is hereby made to that certain letter agreement by and between you and R1 RCM Inc. (the “Company”) dated April 27, 2013 (the “Letter Agreement”), as amended by that certain amendment dated April 29, 2014 (the “Amendment”). The Letter Agreement is hereby further amended in accordance with Section 17 of the Letter Agreement as set forth herein (this “Amendment No. 2”), and to the extent that there is any conflict between the terms and conditions of this Amendment No. 2 and the Letter Agreement, the terms and conditions of this Amendment No. 2 will govern and prevail. Capitalized terms used herein, but not otherwise defined, will have the meanings attributed to such terms in the Letter Agreement. Except as specifically provided herein, the Letter Agreement will remain in full force and effect in accordance with all of the terms and conditions thereof.
Base Salary and Annual Bonus. Effective as of April 1, 2019, your Base Salary will increase to $895,000 per annum. For the avoidance of doubt, your target amount for an annual cash incentive award will be 100% of your Base Salary for the calendar year in question.
Monthly Supplemental Cash Retention Bonus. Effective as of April 1, 2019, you will no longer be entitled to receive the $25,000 monthly supplemental retention bonus described in the Amendment.
This Amendment No. 2 is intended to be a binding obligation on you and the Company. If this Amendment No. 2 accurately reflects your understanding of your new compensation arrangements with the Company, please sign and date one copy of this Amendment No. 2 and return the same to us for the Company’s records. You should make a copy of the executed Amendment No. 2 for your records.
Best regards,

/s/ M. Sean Radcliffe
M. Sean Radcliffe
General Counsel, R1 RCM Inc.

The above terms and conditions accurately reflect our understanding regarding the terms and conditions of this Amendment No. 2, and I hereby confirm my agreement to the same.

/s/ Joseph Flanagan
Joseph Flanagan
Dated: March 6, 2019

GAIN FAR MORE THAN REVENUE